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                                                                 EXHIBIT 10.17


                      MODIFICATION TO CONSULTING AGREEMENT


     Agreement by and between Cardinal Resources, Inc. ("Cardinal") and Cornerstone Natural Gas, Inc. ("Company") dated this 15th day of February 1995.

     WHEREAS, Company entered into that certain Consulting Agreement by and between Company and James W. Bryant as ("Consultant") dated June 4, 1993 ("Agreement");

     WHEREAS, effective August 1, 1994, Consultant assigned the Consulting Agreement to Cardinal Resources, Inc., in that Assignment of Consulting Agreement, a copy of which is attached hereto as Exhibit "A";

     WHEREAS, Consultant is desirous to commit additional consulting services to the Company for a period of one year only and Company is agreeable to such additional services,

                            W I T N E S S E T H :

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Cardinal hereby agree to modify the Agreement as follows:

     1. Consulting Services as defined in the Agreement shall be modified to include Mr. Dale Wilson as an additional business consultant ("Additional Consultant") for a period of one year only beginning on January 9, 1995.

     2. The duties of the Consultant as defined in the Agreement shall be modified and expanded so that between the Consultant and Additional Consultant, a total of 60 hours per week will be devoted to the Company.

     3. The Company shall provide to the Additional Consultant medical insurance as provided to Consultant.

     4. As compensation for Additional Consultant, the Company shall pay Cardinal an additional $50,000 for the one-year period. Cardinal shall invoice Company monthly over the one-year period. This additional compensation shall not increase the rate paid to Consultant.

     5. The Company shall provide to Additional Consultant office space it has available and necessary secretarial support.

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     6.   All other terms and conditions of the Agreement shall not be changed, modified, or enlarged except as specified in this Modification to Consulting Agreement or Assignment of Consulting Agreement.

                                      CARDINAL RESOURCES, INC.


                                      By:       /s/  JAMES W. BRYANT
                                          -------------------------------
                                          James W. Bryant



                                      CORNERSTONE NATURAL GAS, INC.


                                      By:        /s/  RAY C. DAVIS
                                          -------------------------------
                                          Ray C. Davis, CEO



                                      JAMES W. BRYANT, CONSULTANT AND GUARANTOR


                                      By:       /s/  JAMES W. BRYANT
                                          -------------------------------